EXHIBIT 10.47
MARTHA STEWART LIVING OMNIMEDIA, INC.
NON-EMPLOYEE DIRECTOR STOCK AND
OPTION COMPENSATION PLAN
ELECTION FORM
Stock Election
In addition to the 25% of my director fees I automatically receive in shares of Class A Common Stock of Martha Stewart Living Omnimedia, Inc., I hereby elect to receive the following additional percentage of such fees in such shares:

(please circle one)
Deferral Elections
Please check one:
I hereby elect not to defer receipt of any portion of my director fees:      ☐
I hereby elect to defer receipt of a portion of my director fees.     ☑
If you have elected to make a deferral, please specify what percentage of your cash compensation and what percentage of your stock compensation you would like to defer. Deferrals must be made in increments of 25% of the total fees payable to you.
Cash - 0
Stock - 100%
If you have elected to make a deferral, please indicate the schedule pursuant to which you would like your deferred compensation to be paid to you following the time at which you cease to serve as a director of MSO. You may elect to receive from one to fifteen equal annual distributions:
100% after ceasing to serve as a director
Please indicate whether you would like shares issued directly to you or to a brokerage account. If to an account, please provide us with all relevant information.
To me

By:	/s/ Michael Goldstein	Date: 7/1/04

Name:	MICHAEL GOLDSTEIN

DEFERRAL ELECTION FORM CLARIFICATION
December 23, 2008
Michael Goldstein

Re:	DEFERRAL ELECTION FORM
Dear Michael:
     You executed an Election Form with Martha Stewart Living Omnimedia, Inc. (the “Company”), dated July 1, 2004 (the “Election Form”), pursuant to which you elected to defer the receipt of certain shares of Class A common stock of the Company (the “Stock”) that you would have received under the Company’s Non-Employee Director Stock and Option Compensation Plan (the “Non-Employee Director Plan”). This letter agreement clarifies the Election Form to comply with Section 409 A of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise clarified in this letter agreement, the Election Form remains in full force and effect.
1. All Stock that you have elected to defer pursuant to the Election Form (the “Deferred Stock”) will be paid to you in one total payment within sixty (60) days following your separation from service with the Company, as defined in Treasury Regulation 1.409A-1 (h) (“Separation”).
2. To the extent the Deferred Stock represents Stock that would have been payable to you prior to April 25, 2008, absent the Election Form, the Deferred Stock will be attributed to the Non-Employee Director Plan.
3. The Election Form, as clarified in this letter agreement, also applies to any Stock that represents the portion of your director fees that is payable in the form of Stock and that would have been payable to you on or after April 25, 2008, absent the Election Form, under the Company’s Omnibus Stock and Option Compensation Plan (the “Omnibus Plan”). To the extent the Deferred Stock represents Stock that would have been payable to you on or after April 25, 2008, absent the Election Form, the Deferred Stock will be attributed to the Omnibus Plan.
4. The Election Form, as clarified in this letter agreement, will be subject to the terms and conditions of the Company’s Director Deferral Plan and to the extent that the Election Form, as clarified in this letter agreement, is inconsistent with such plan, the Director Deferral Plan will govern.

5. Notwithstanding the above, if you are deemed by the Company at the time of your Separation to be a “specified employee,” as defined in Code Section 409A, the Deferred Stock will not be paid to you until the first business day following the six-month anniversary of your Separation. Such deferral will only be effected to the extent required to avoid adverse tax treatment to you, including (without limitation) the additional twenty percent (20%) federal tax for which you would otherwise be liable under Section 409A(a)(l)(B) of the Code in connection with Section 409A(2)(B)(i) of the Code in the absence of such deferral.
     This clarification to the Election Form may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. To indicate your acceptance of this clarification to the Election Form, please sign and date this letter in the space provided below and return it to me no later than December 31, 2008.

Very truly yours, MARTHA STEWART LIVING OMNIMEDIA, INC.
By:	/s/ William C. Stern
(Signature)

Name: William C. Stern

Title: GC

ACCEPTED AND AGREED: Michael Goldstein
/s/ Michael Goldstein
(Signature)
12/23/2008
Date